EXHIBIT 10.6

Translated from the original Mandarin

Party A (Landlord)  Shenzhen Feng Fu Ltd.
Party B (Tenant)   SinoHub SCM Shenzhen, Ltd.

Leasing property: 2/F, M-10 Shenzhen High Tech Park, 543.58m2
1.	Leasing period: from 2007-7-10 to 2008-7-9
2.	Purpose: Party B shall use the leasing property for office and warehouse use
3.	Rent: RMB43/ m2 /month, total monthly rent shall be RMB23,373.94, management fee shall be RMB2/ m2 /month. Party B shall pay rent and management fee before the 1st every month
4.	Party B shall pay RMB23,373.94 as deposit
5.	Party B shall not store any dangerous articles
6.	Party A shall be ready to hand over the property before 2007-7-10, any delay on time shall be added to the leasing period with written confirmation of Party A
7.	Party A shall take all land tax during the leasing period. Party B shall take all other expenses like water expenses, electricity expenses, telephone expenses.
8.
If Party B delays the rent for 1 month, this Agreement terminates automatically. Party A has the right to stop providing water or electricity, Party B shall move out of the property. If Party B cannot use the property because of Party A’s reason, Party A shall be responsible for maintenance and pay for Party B’s loss.

9.	Under the following circumstances, this Agreement shall terminate automatically, neither party shall be responsible for any loss if:
a)	This Agreement cannot be fulfilled because of force majeure or accidents
b)	Party B cannot use the property because of a government reason or other reasons Party A cannot control.
10.	Under the following circumstances, Party A shall terminate this Agreement and Party B shall pay for all loss:
a)	Party B delays rent for 1 month or more
b)	Party B delays other expenses which amount to 1 month rent
c)	Party B changes the building structure without the consent of Party A, or Party B sublets the property to other people
If Party A terminates the Agreement unilaterally based on above circumstances, Party A shall return the left rent or other expenses to Party B. But Party A shall keep the deposit.
11.
If Party B want to sublet the property to a third party, Party B shall get the written confirmation from Party A and finish relevant procedures. Party A shall keep deposit if Party B doesn’t fulfill the leasing period. Party A shall give Party B 30 days notice to take back property within leasing period. Party B shall negotiate with Party A about renewing the lease 90 days before the Agreement expire date. Party B shall move out the property within 10 days after the termination of the Agreement, otherwise Party A shall take action to clean the property and all loss pays by Party B.

12.	This Agreement is made in quadruplicate and each party holds two copies.
13.	Parties hereto may revise or supplement through negotiation matters according to Tenancy laws and regulation of Shenzhen.

Party A                                                                       Party B